OFFICE OF THE SECRETARY OF STATE
                               STATE OF OKLAHOMA
                                     [SEAL]

                           CERTIFICATE OF CORRECTION

WHEREAS, the Corrected Certificate of

                             LASER ENERGETICS, INC.

has been filed in the office of the Secretary of State as provided by the laws of the State of Oklahoma.

      NOW THEREFORE, I, the undersigned, Secretary of State of the State of Oklahoma, by virtue of the powers vested in me by law, do hereby issue this certificate evidencing such filing.

      IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.

[SEAL]                                   Filed in the city of Oklahoma City this
                                         6th day of December, 2005.


                                         /s/ [ILLEGIBLE]
                                         ---------------------------------------
                                                  Secretary of State

FILED - Oklahoma Secretary of State #1900500087 12/06/2005 09:00

12/06/2005      04:51 PM
OKLAHOMA SECRETARY OF STATE
[BAR CODE]

                           CERTIFICATE OF CORRECTION

                                       OF

                           CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                             LASER ENERGETICS, INC.

      LASER ENERGETICS, INC., an Oklahoma corporation (the "Corporation"), Pursuant to Section 1007(F) of the Oklahoma General Corporation Act, hereby certifies as follows:

      FIRST: The Corporation filed a Certificate of Amendment (the "Amendment") to its Certificate of Incorporation in the office of the Secretary of State of the State of Oklahoma on the 20th day of July 2005, which Amendment is an inaccurate record of the corporate action therein referred to.

      SECOND: The Amendment contained the following error in its description of the treatment of fractional share interests in connection with the 3.4018426555 for one stock split affected thereby; the Amendment recited that the number of shares of "New Class B" shall be rounded up to the nearest whole number, rather than the number of shares of "New Class A."

      THIRD: The second paragraph of Article 5 of the Corporation's Certificate of Incorporation, as amended by Paragraph 1(B) of the Amendment, in corrected form is set forth herein as follows:

      "Immediately prior to the opening of business on the business day immediately following the date of filing of this Amendment to Certificate of Incorporation (the "Effective Date"), each share of Class A Common Stock of the Corporation issued and outstanding immediately prior to the Effective Date (the "Old Class A") shall automatically and without any action on the part of the holder thereof be reclassified as and changed into 3.4018426555 shares Class A Common Stock of the Corporation (the "New Class A"), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Class A (the "Old Certificates," whether one or more) shall be entitled to receive upon surrender of such Old Certificates to the Corporation's Transfer Agent for cancellation, a certificate or certificates (the "New Certificates," whether one or more) representing the number of whole shares of the New Class A into which and for which the shares of the Old Class A formerly represented by such Old Certificates so surrendered, are reclassified under the terms hereof. From and after the Effective Date, Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Class A will be issued. Instead of any fractional share of New Class A which would otherwise be issuable upon reclassification of such aggregate number of shares of Old Class A held of record by any one stockholder, the number of shares of New Class A issuable to such stockholder shall be rounded up to the nearest whole number of shares. In the event that the Corporation's Transfer Agent determines that a holder of Old Certificates has not tendered all his certificates for exchange, the Transfer Agent shall carry forward any fractional shares to any one stockholder shall not exceed one share."

      IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officer this 1st day of September, 2005.

                                                        LASER ENERGETICS, INC.


                                                        By: /s/ Robert D. Battis
                                                            --------------------
                                                        Name: Robert D. Battis
                                                        Title: PRES. & CEO